SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2008

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 22, 2008, UnitedHealth Group Incorporated (the “Company”) issued a press release announcing fourth quarter and full-year 2007 results. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated in this Item 2.02 by reference.

The press release contains the following non-GAAP financial measures for full-year 2007, which reflect the exclusion of certain charges under Section 409A of the Internal Revenue Code: adjusted earnings from operations, adjusted net earnings, adjusted earnings per share, adjusted operating cost ratio, and adjusted operating margin. The most directly comparable GAAP financial measures to these non-GAAP measures for full-year 2007 are as follows, respectively:

	Year Ended December 31, 2007
Earnings from operations	$7.849	billion
Net earnings	$4.654	billion
Earnings per share	$3.42
Operating cost ratio	14.0%
Operating margin	10.4%

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules attached to the press release.

The information in this Item 2.02, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated January 22, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2008

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Christopher J. Walsh
Christopher J. Walsh
Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated January 22, 2008